Exhibit 35.8

CMBS Department MAC N9401-011 1055 10th Avenue S.E. Minneapolis. MN 55414

Citigroup Commercial Mortgage Securities Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

RE: Annual Statement of Compliance

The undersigned, a duly authorized officer of Wells Fargo Bank, N.A., as Custodian for the Bank of America Plaza Loan Combination (in such capacities, “Wells Fargo”), hereby certifies as follows as of and for the year ending December 31, 2014 (the “reporting period”):

(a)	A review of Wells Fargo’s activities during the reporting period and of its performance under the applicable servicing agreement(s) listed on Schedule A hereto (the “Servicing Agreement(s)”) has been made under my supervision; and

(b)	To the best of my knowledge, based on such review, Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the reporting period, except as noted on Schedule B.

March 27, 2015

/s/ Gail Vannest
Gail Vannest
Vice President

To: Citigroup Commercial Mortgage Securities Inc.

Schedule A

List of Servicing Agreement(s) and Series

Pooling and Servicing Agreement dated as of September 1, 2014, by and among WELLS FARGO COMMERCIAL MORTGAGE SECURITIES, INC., as Depositor, WELLS FARGO BANK, NATIONAL ASSOCIATION, as General Master Servicer, CWCAPITAL ASSET MANAGEMENT LLC, as General Special Servicer, NCB, FSB, as NCB Master Servicer, NCB, FSB, as NCB Special Servicer, PENTALPHA SURVEILLANCE LLC, as Trust Advisor, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Certificate Administrator, as Tax Administrator and as Custodian, and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee relating to the Series WFRBS 2014-C22 Commercial Mortgage Pass-Through Certificates relating to the Bank of America Plaza Loan Combination, a Pari passu portion of which is included in the Series CGCMT 2014-GC25 Commercial Mortgage Pass-Through Certificates transaction.

To: Citigroup Commercial Mortgage Securities Inc.

Schedule B

Material Non-Compliance with Servicing Obligations

Not Applicable